Exhibit 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2011	2010

OPERATING REVENUES:
Gas utility	$356.7	$468.1
Electric utility	146.4	144.9
Nonutility	179.5	127.3
Total operating revenues	682.6	740.3

OPERATING EXPENSES:
Cost of gas sold	195.1	297.8
Cost of fuel and purchased power	59.5	58.0
Cost of nonutility revenues	105.1	60.5
Other operating	141.6	128.9
Depreciation and amortization	59.1	55.8
Taxes other than income taxes	18.9	23.1
Total operating expenses	579.3	624.1

OPERATING INCOME	103.3	116.2

OTHER INCOME (EXPENSE):
Equity in earnings (losses) of unconsolidated affiliates	(10.9)	8.2
Other income (loss)- net	2.4	(0.5)
Total other income (expense)	(8.5)	7.7

INTEREST EXPENSE	26.6	26.0

INCOME BEFORE INCOME TAXES	68.2	97.9

INCOME TAXES	23.6	34.7

NET INCOME	$44.6	$63.2

AVERAGE COMMON SHARES OUTSTANDING	81.7	81.0
DILUTED COMMON SHARES OUTSTANDING	81.7	81.2

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.55	$0.78

DILUTED	$0.55	$0.78

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions)
(Unaudited)

	Three Months
	Ended March 31
	2011	2010

OPERATING REVENUES:
Gas utility	$356.7	$468.1
Electric utility	146.4	144.9
Other	0.5	0.4
Total operating revenues	503.6	613.4

OPERATING EXPENSES:
Cost of gas sold	195.1	297.8
Cost of fuel and purchased power	59.5	58.0
Other operating	86.9	81.6
Depreciation and amortization	48.2	46.5
Taxes other than income taxes	18.0	22.3
Total operating expenses	407.7	506.2

OPERATING INCOME	95.9	107.2

OTHER INCOME - NET	1.7	2.2

INTEREST EXPENSE	20.4	20.3

INCOME BEFORE INCOME TAXES	77.2	89.1

INCOME TAXES	28.6	33.7

NET INCOME	$48.6	$55.4

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)

	March 31,	December 31,
	2011	2010

ASSETS
Current Assets
Cash & cash equivalents	$34.5	$10.4
Accounts receivable - less reserves of $8.1 &
$5.3, respectively	216.2	176.6
Accrued unbilled revenues	105.7	162.0
Inventories	132.4	187.1
Recoverable fuel & natural gas costs	3.0	7.9
Prepayments & other current assets	62.5	101.2
Total current assets	554.3	645.2

Utility Plant
Original cost	4,827.4	4,791.7
Less: accumulated depreciation & amortization	1,867.6	1,836.3
Net utility plant	2,959.8	2,955.4

Investments in unconsolidated affiliates	126.5	135.2
Other utility & corporate investments	34.8	34.1
Other nonutility investments	41.0	40.9
Nonutility plant - net	527.6	488.3
Goodwill - net	262.3	242.0
Regulatory assets	183.1	189.4
Other assets	52.4	33.7
TOTAL ASSETS	$4,741.8	$4,764.2

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$134.5	$183.7
Accounts payable to affiliated companies	28.5	59.6
Accrued liabilities	207.4	178.4
Short-term borrowings	122.3	118.3
Current maturities of long-term debt	103.4	250.7
Long-term debt subject to tender	30.0	30.0
Total current liabilities	626.1	820.7

Long-term Debt - Net of Current Maturities &
Debt Subject to Tender	1,587.4	1,435.2

Deferred Income Taxes & Other Liabilities
Deferred income taxes	534.3	515.3
Regulatory liabilities	339.2	333.5
Deferred credits & other liabilities	198.6	220.6
Total deferred credits & other liabilities	1,072.1	1,069.4

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
81.7 and 81.7 shares, respectively	685.5	683.4
Retained earnings	775.7	759.9
Accumulated other comprehensive income (loss)	(5.0)	(4.4)
Total common shareholders' equity	1,456.2	1,438.9
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$4,741.8	$4,764.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	For the three months ended
	March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44.6	$63.2
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	59.1	55.8
Deferred income taxes & investment tax credits	18.5	9.5
Equity in (earnings) losses of unconsolidated affiliates	10.9	(8.2)
Provision for uncollectible accounts	5.9	6.5
Expense portion of pension & postretirement benefit cost	2.2	3.1
Other non-cash charges - net	3.2	8.4
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	31.5	12.9
Inventories	54.7	36.5
Recoverable/refundable fuel & natural gas costs	5.1	(9.4)
Prepayments & other current assets	39.0	42.7
Accounts payable, including to affiliated companies	(86.8)	(79.2)
Accrued liabilities	23.8	41.3
Unconsolidated affiliate dividends	-	6.9
Employer contributions to pension & postretirement plans	(29.2)	(4.3)
Changes in noncurrent assets	8.0	21.0
Changes in noncurrent liabilities	(2.1)	(4.0)
Net cash flows from operating activities	188.4	202.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Dividend reinvestment plan & other common stock issuances	1.7	1.5
Requirements for:
Dividends on common stock	(28.2)	(27.5)
Retirement of long-term debt	(0.1)	(0.7)
Other financing activities	(1.4)	-
Net change in short-term borrowings	4.0	(49.2)
Net cash flows from financing activities	(24.0)	(75.9)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Unconsolidated affiliate distributions	-	0.5
Other collections	0.3	2.0
Requirements for:
Capital expenditures, excluding AFUDC equity	(57.7)	(71.0)
Business acquisition, net of cash acquired	(82.9)	-
Other investments	-	(1.2)
Net cash flows from investing activities	(140.3)	(69.7)

Net change in cash & cash equivalents	24.1	57.1
Cash & cash equivalents at beginning of period	10.4	11.9
Cash & cash equivalents at end of period	$34.5	$69.0

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2011	2010

REPORTED EARNINGS:
Utility Group	$48.6	$55.4

Nonutility Group
Infrastructure Services	(2.9)	(3.0)
Energy Services	(1.4)	(0.3)
Coal Mining	1.6	3.9
Energy Marketing	(0.4)	10.2
Other Businesses	(0.3)	(3.0)
Total Nonutility Group	(3.4)	7.8

Corporate and Other	(0.6)	-

Vectren Consolidated	$44.6	$63.2

REPORTED EPS	$0.55	$0.78

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2011	2010

GAS OPERATING REVENUES (Millions):
Residential	$245.0	$322.8
Commercial	88.9	121.1
Industrial	18.7	18.8
Other Revenue	4.1	5.4
	$356.7	$468.1

GAS MARGIN (Millions):
Residential	$105.1	$112.1
Commercial	34.4	36.4
Industrial	17.7	16.2
Other	4.4	5.6
	$161.6	$170.3

GAS SOLD & TRANSPORTED (MMDth):
Residential	37.1	38.3
Commercial	15.7	16.3
Industrial	28.8	26.6
	81.6	81.2

AVERAGE GAS CUSTOMERS
Residential	909,290	908,723
Commercial	83,852	83,933
Industrial	1,654	1,618
	994,796	994,274

YTD WEATHER AS A PERCENT OF NORMAL:
Heating Degree Days (Ohio)	108%	111%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2011	2010

ELECTRIC OPERATING REVENUES (Millions):
Residential	$47.4	$49.4
Commercial	34.1	33.2
Industrial	50.3	45.8
Other Revenue	2.0	1.9
Total Retail	133.8	130.3
Net Wholesale Revenues	12.6	14.6
	$146.4	$144.9

ELECTRIC MARGIN (Millions):
Residential	$32.1	$33.6
Commercial	21.9	21.7
Industrial	23.4	22.5
Other	1.9	1.7
Total Retail	79.3	79.5
Net Wholesale Margin	7.6	7.4
	$86.9	$86.9

ELECTRICITY SOLD (GWh):
Residential	381.2	411.2
Commercial	300.4	300.7
Industrial	661.9	610.4
Other Sales - Street Lighting	5.9	6.0
Total Retail	1,349.4	1,328.3
Wholesale	183.9	235.4
	1,533.3	1,563.7

AVERAGE ELECTRIC CUSTOMERS
Residential	123,126	123,029
Commercial	18,248	18,314
Industrial	111	107
Other	33	33
	141,518	141,483

YTD WEATHER AS A PERCENT OF NORMAL:
Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	98%	108%